UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2010

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in “Item 8.01 – Other Events” is incorporated herein by reference.

Item  8.01.  Other Events.

On September 2, 2010, ZBB Energy Corporation (“we,” “us,” “our” or the “Company”) delivered the first tranche notice under its Amended and Restated Securities Purchase Agreement Socius CG II, Ltd. (the “Investor” or “Socius”) pursuant to which Socius will be required to purchase from the Company $517,168 of redeemable subordinated debentures.  The closing of the sale of debentures, which is subject to satisfaction of customary closing conditions, is anticipated to occur on September 20, 2010.  In connection with the tranche, (1) Socius will also be required to purchase 1,163,629 shares of common stock for a total purchase price of $698,177 and at a per share purchase price of $0.60 and (2) we will issue to Socius 490,196 shares of common stock in payment of the commitment fee payable by us to Socius in connection with the initial tranche under the securities purchase agreement. Socius may pay for the shares of common stock it purchases at its option, in cash or with a secured promissory note.

The shares of common stock being purchased by Socius are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was declared effective on May 13, 2009 (File No. 333-156941) (the “Registration Statement”).  Exhibits 5 and 23 are filed herewith in connection with the Registration Statement and are incorporated herein by reference.

Item  9.01.  Financial Statements and Exhibits.

 Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Date: September 2, 2010	By:	/s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5	Opinion of Godfrey & Kahn, S.C.

23	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5)